Registration No. 333-177171

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BOSTON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0801073
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

354 Merrimack Street #4

Lawrence, Massachusetts 01843

(Address of Principal Executive Offices, Zip Code)

Avanyx Therapeutics, Inc. 2010 Stock Plan

Boston Therapeutics, Inc. 2011 Non-Qualified Stock Plan

(Full Title of Plans)

Conroy Cheng

Interim Chief Executive Officer

Boston Therapeutics, Inc.

354 Merrimack Street #4

Lawrence, Massachusetts 01843

(603) 935-9799

(Name, address and telephone number of agent for service)

With a copy to:

Adam Eilenberg, Esq.

Eilenberg & Krause LLP

11 East 44th Street

New York, New York 10017

(212) 986-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company ☒		Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Registration Statement, No. 333-177171, is hereby amended to deregister all shares of Common Stock that were previously registered hereby and that remain unissued under the Plans referred to on the cover page hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing this Post-Effective Amendment on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lawrence, Massachusetts, on this 11th day of May, 2020.

BOSTON THERAPEUTICS, INC.

By:	/s/ Conroy Cheng
Conroy Cheng
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date stated.

By:	/s/ Conroy Cheng
Conroy Cheng
Interim Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and sole Director Date: May 11, 2020

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